-----------------------------
 LIFETIME PLUS BENEFIT RIDER
-----------------------------


THE LIFETIME PLUS BENEFIT IS DESIGNED TO PROVIDE A PAYMENT STREAM FOR LIFE. THE PAYMENTS ARE CALCULATED USING THE BENEFIT BASE. THE BENEFIT BASE IS ESTABLISHED FOR THE SOLE PURPOSE OF CALCULATING THE PAYMENTS AND IS NOT USED IN CALCULATING THE CASH SURRENDER BENEFIT OR OTHER GUARANTEED BENEFITS.

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. In the case of a conflict with any provision in the Base Contract, the provisions of this rider control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider terminates as indicated under the "Conditions for Termination of the Lifetime Plus Benefit Rider" section.

-------------
 DEFINITIONS
-------------

DEFINITIONS Definitions specific to this rider that are not in the Base Contract follow.
5% ANNUAL   A calculation we use in determining the Benefit Base under the Lifetime Plus Benefit.
INCREASE
BASE        The contract to which this rider is attached.
CONTRACT
BENEFIT     A 12-month anniversary of the Benefit Date.
ANNIVERSARY
BENEFIT     The date you exercise the Lifetime Plus Benefit and Lifetime Plus Payments begin.  It is also the date we first
DATE        establish the maximum Lifetime Plus Payment.
BENEFIT     Any period of 12 months commencing with the Benefit Date and each Benefit Anniversary thereafter.
YEAR
COVERED     The person(s) on whose lives we base Lifetime Plus Payments.  We determine the Covered Person(s) on the Rider Effective
PERSON(S)   Date.

            For single Lifetime Plus Payments.
            (a)If the contract is solely owned, the Covered Person is the Owner.
            (b)If the contract is owned by a non-individual, the Covered Person is the Annuitant.
            (c)If the contract is jointly owned, you may be able to choose which Joint Owner is the Covered Person subject to the maximum age restriction for adding the Lifetime Plus Benefit to your contract.  The maximum age is shown on the
               Contract Schedule.

            For joint Lifetime Plus Payments, you and your spouse are the Covered Persons.

            For joint Lifetime Plus Payments under contracts that are not qualified under the tax code:
            (a)spouses must be Joint Owners; or
            (b)one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual; or
            (c)one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary.

            For joint Lifetime Plus Payments under contracts that are qualified under the tax code:
            (a)one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary; or
            (b)one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual; or
            (c)if we require a non-individual owner to be the beneficiary, then one spouse must be the Annuitant and the other spouse must be the sole contingent Beneficiary solely for the purpose of determining the Lifetime Plus Payment.

            Spouses must qualify as such under federal law until the Lifetime Plus Benefit terminates.  If at any time before the
            Lifetime Plus Benefit terminates you are no longer spouses you must send us notice.

            A person no longer qualifies as a Covered Person and is removed from the contract if that person is no longer an Owner,
            Joint Owner, Annuitant, or Beneficiary as required above.


S40742-NY02

-------------------------
 DEFINITIONS (CONTINUED)
-------------------------

COVERED     After we issue the Lifetime Plus Benefit you cannot add or replace a Covered Person.  You can remove a Covered Person if
PERSON(S)   you select joint Lifetime Plus Payments.  You can only make this change once.
(CONTINUED)
            Before the Benefit Date, you can request the removal of a Covered Person within 30 days before a Contract Anniversary by completing the appropriate form.  After the Benefit Date you can request the removal of a Covered Person within 30 days before a Benefit Anniversary by completing the appropriate form.  We process your request on the Contract Anniversary, or Benefit Anniversary if applicable, that occurs immediately after we receive your request in good order at our Service
            Center.  If the Contract Anniversary or Benefit Anniversary does not occur on a Business Day, we process your request on the next Business Day.

            If you remove a Covered Person from your contract, we change the additional Mortality and Expense Risk (M&E) Charge for joint Lifetime Plus Payments to the additional M&E Charge for single Lifetime Plus Payments that is in effect for newly issued contracts as of the date we process your request if we are still offering the Lifetime Plus Benefit.  We make this change only if this new M&E Charge differs from the current additional M&E Charge you are paying.  However, if we are no longer offering the Lifetime Plus Benefit we reserve the right to declare a new additional M&E charge.  We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single
            Lifetime Plus Payments that is shown on the Contract Schedule. If we change the additional M&E Charge, we also adjust the number of Accumulation Units so that the Contract Value on the day we process your request remains the same.

            If you remove a Covered Person after the Benefit Date we compare your current annual maximum Lifetime Plus Payment to a payment based on the appropriate age-based payment percentage for single Lifetime Plus Payments for the remaining
            Covered Person's current age and the current Contract Value as of the Benefit Anniversary that we process your removal request.  The age-based payment percentage(s) and age band(s) for single Lifetime Plus Payments are shown on the
            Contract Schedule.  If the payment based on the appropriate age-based payment percentage for the remaining Covered
            Person's current age and the current Contract Value is greater, we increase your annual maximum Lifetime Plus Payment to this new amount.

            Joint Lifetime Plus Payments may not be available for some contracts that are owned by a non-individual.
CUMULATIVE  If you choose to take less than the maximum Lifetime Plus Payment you are entitled to, we add the difference between the
WITHDRAWAL  maximum Lifetime Plus Payment and the actual Lifetime Plus Payment you received to the Cumulative Withdrawal Value.  The
VALUE       Cumulative Withdrawal Value is available for withdrawal at any time.  The Cumulative Withdrawal Value is not available to your Beneficiary upon death.
CUMULATIVE  On or after the Benefit Date, if you take a withdrawal while you are receiving Lifetime Plus Payments, this is the
WITHDRAWALS portion of the withdrawal that is less than or equal to the Cumulative Withdrawal Value. Cumulative Withdrawals are not
            subject to a withdrawal charge and do not reduce any future Lifetime Plus Payments. However, Cumulative Withdrawals
            reduce the Contract Value, the Withdrawal Charge Basis, the Cumulative Withdrawal Value, and the Traditional Death
            Benefit or the Quarterly Value Death Benefit, if applicable.
EXCESS      On or after the Benefit Date, if you take a withdrawal while you are receiving Lifetime Plus Payments, this is the
WITHDRAWAL  portion of the withdrawal that is greater than the Cumulative Withdrawal Value. An Excess Withdrawal is subject to a withdrawal charge and reduces the Contract Value, the Withdrawal Charge Basis, future Lifetime Plus Payments, and the
            Traditional Death Benefit or the Quarterly Value Death Benefit, if applicable.
LIFETIME    The payment we make to you under the Lifetime Plus Benefit.
PLUS
PAYMENT

S40742-NY02                             2

-------------------------
 DEFINITIONS (CONTINUED)
-------------------------

QUARTERLY    The day that occurs three, six, and nine calendar months after the Issue Date or any Contract Anniversary.  Quarterly
ANNIVERSARY  Anniversaries also include Contract Anniversaries.  If the Quarterly Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day.
QUARTERLY    A calculation we use in determining the Benefit Base under the Lifetime Plus Benefit.
ANNIVERSARY
VALUE

-----------------------
 LIFETIME PLUS BENEFIT
-----------------------

EXERCISING  To begin receiving Lifetime Plus Payments, all Covered Person(s) must meet the age restrictions shown on the Contract
THE         Schedule on the Benefit Date and we must receive a Lifetime Plus Payment election form at our Service Center.  Lifetime
LIFETIME    Plus Payments begin on the Benefit Date.
PLUS
BENEFIT     If you begin receiving Lifetime Plus Payments, then beginning on the Benefit Date, the following applies.
            (a)Partial Annuitizations are no longer available.
            (b)You can no longer make additional Purchase Payments to the contract.
            (c)The free withdrawal privilege is no longer available to you.
            (d)You can only change the ownership of the Base Contract if you selected joint Lifetime Plus Payments, and:
               1)an Owner dies, and the spouse continues the contract; or
               2)you remove a Covered Person from the Base Contract who is also an Owner.  In this case the remaining Covered Person must become the new sole Owner.
            (e)The additional M&E Charge for the Lifetime Plus Benefit continues until the Lifetime Plus Benefit terminates or the
               Contract Value is reduced to zero.
            (f)If you have the Quarterly Value Death Benefit Rider, the additional M&E Charge for the Quarterly Value Death Benefit continues as long as the Quarterly Value Death Benefit is greater than zero.
            (g)Each Lifetime Plus Payment, Cumulative Withdrawal, and Excess Withdrawal reduces the Traditional Death Benefit or the
               Quarterly Value Death Benefit, if applicable, proportionately by the percentage of Contract Value withdrawn, including any withdrawal charge.
            (h)The Contract Value continues to fluctuate as a result of market performance.
            (i)Each Lifetime Plus Payment, Cumulative Withdrawal, and Excess Withdrawal, including any withdrawal charge, reduces the Contract Value and Withdrawal Charge Basis on a dollar for dollar basis.
LIFETIME    We base the initial annual maximum Lifetime Plus Payment on the Benefit Base, the age-based payment percentage of the
PLUS        Covered Person, or younger Covered Person if you select joint Lifetime Plus Payments, and whether you select single or
PAYMENTS    joint Lifetime Plus Payments.  The age-based payment percentages for both single and joint annual maximum Lifetime Plus
            Payments are shown on the Contract Schedule.

            On the Benefit Date and on each subsequent Benefit Anniversary, you may request to receive less than the annual maximum
            Lifetime Plus Payment by completing the appropriate form within 30 days before the Benefit Date or before a Benefit
            Anniversary.  We process your request on the Benefit Date or on the Benefit Anniversary that occurs immediately after we receive your request in good order at our Service Center.  If the Benefit Date or Benefit Anniversary does not occur on a Business Day, we process your request on the next Business Day.

            The amount you request to receive is the annual actual Lifetime Plus Payment.  Lifetime Plus Payments are not subject to a withdrawal charge.

S40742-NY02                             3

-----------------------------------
 LIFETIME PLUS BENEFIT (CONTINUED)
-----------------------------------

LIFETIME    On the Benefit Date and on each subsequent Benefit Anniversary, each maximum and actual Lifetime Plus Payment for the
PLUS        Benefit Year is equal to the annual maximum and annual actual Lifetime Plus Payment divided by the number of payments
PAYMENTS    you selected to receive each year.
(CONTINUED)
            Each maximum Lifetime Plus Payment must meet the minimum shown on the Contract Schedule.  Each actual Lifetime Plus
            Payment must either be zero or meet the minimum shown on the Contract Schedule.  If we are unable to structure your initial Lifetime Plus Payment to meet these restrictions, Lifetime Plus Payments are not available to you.  If the
            Lifetime Plus Payment date does not fall on a Business Day, we make the payment to you on the next Business Day.

            While your Contract Value is positive, you can change the frequency and/or amount of Lifetime Plus Payments on each
            Benefit Anniversary for the following Benefit Year.  You must provide notice of any requested change to the frequency and/or amount of your Lifetime Plus Payment to our Service Center at least 30 days before the Benefit Anniversary.  We change the payment frequency and/or amount on the Benefit Anniversary and the change remains in effect until the Benefit
            Anniversary you request another change to your Lifetime Plus Payments.  You cannot change the frequency or amount of
            Lifetime Plus Payments on or after the Business Day your Contract Value is reduced to zero.

            If you take less than the maximum Lifetime Plus Payment, for each Lifetime Plus Payment we make, we add the difference between the maximum Lifetime Plus Payment and the actual Lifetime Plus Payment to the Cumulative Withdrawal Value.

            If you take a withdrawal while you are receiving Lifetime Plus Payments, any portion that is less than or equal to the
            Cumulative Withdrawal Value is a Cumulative Withdrawal, and any portion that is greater than the Cumulative Withdrawal
            Value is an Excess Withdrawal.

            You may take all or a portion of the Cumulative Withdrawal Value at any time.  A Cumulative Withdrawal reduces the
            Contract Value, the Withdrawal Charge Basis, and the Cumulative Withdrawal Value on a dollar for dollar basis.

            Any Excess Withdrawal reduces your annual maximum and annual actual Lifetime Plus Payment proportionately by the percentage of Contract Value withdrawn, including any withdrawal charge, on the Benefit Anniversary that occurs after the Excess Withdrawal.  If you take an Excess Withdrawal that reduces your annual maximum Lifetime Plus Payment so that it fails to meet the minimum shown on the Contract Schedule, you must take an Excess Withdrawal of the entire Contract
            Value.   Lifetime Plus Payments then stop, and the Lifetime Plus Benefit and the Base Contract terminate as of the
            Business Day you took the Excess Withdrawal.

            We deduct each actual Lifetime Plus Payment, each Cumulative Withdrawal, and any Excess Withdrawal, including any withdrawal charge, proportionately from the Investment Options.  We continue to allocate the Contract Value among the
            Investment Options according to your instructions while the Contract Value is positive.  You can continue to make transfers between the Investment Options while the Contract Value is positive subject to the provisions set out in the
            Transfers section of the Base Contract and in the Asset Allocation Rider.

            When a Lifetime Plus Payment is due, if the Contract Value is positive, but less than the actual Lifetime Plus Payment, we credit your Contract Value with (a) - (b), where:
            (a)is the actual Lifetime Plus Payment, and
            (b)is the Contract Value immediately before we make the actual Lifetime Plus Payment.
            We then make the actual Lifetime Plus Payment and reduce the Contract Value to zero.

S40742-NY02                             4

-----------------------------------
 LIFETIME PLUS BENEFIT (CONTINUED)
-----------------------------------

LIFETIME    If your Contract Value is reduced to zero for any reason other than an Excess Withdrawal while the Lifetime Plus Benefit
PLUS        is in effect:
PAYMENTS    (a)we pay any remaining Cumulative Withdrawal Value in a single payment;
(CONTINUED) (b)you can no longer request to receive less than the maximum Lifetime Plus Payment;
            (c)you can no longer change the frequency of the Lifetime Plus Payments; and
            (d)you receive the maximum Lifetime Plus Payment at the frequency you previously selected, as follows.
                    (i)For single Lifetime Plus Payments where the Contract is solely owned or owned by a non-individual, Lifetime
                       Plus Payments continue until the death of the Covered Person.
                    (ii)For single Lifetime Plus Payments where the contract is jointly owned and the Joint Owners are not spouses,
                       Lifetime Plus Payments continue until the death of any Joint Owner.
                    (iii)For single Lifetime Plus Payments where the contract is jointly owned by spouses, Lifetime Plus Payments continue until the death of any Joint Owner unless the surviving spouse is the Covered Person and continues the contract.  If the surviving spouse who is also the Covered Person continues the contract, Lifetime Plus
                       Payments continue until the death of the surviving Covered Person.
                    (iv)For joint Lifetime Plus Payments, Lifetime Plus Payments continue until the deaths of both Covered Persons.
                       Upon the death of an Owner who was also a Covered Person, or the death of the Annuitant who was also a
                       Covered Person, if the surviving spouse continues the contract Lifetime Plus Payments continue at 100% of the amount that we were paying when both Covered Persons were alive.  If, instead, the surviving spouse receives the death benefit, then Lifetime Plus Payments stop.

            If you take an Excess Withdrawal of the entire Contract Value while you are receiving Lifetime Plus Payments, we pay you any remaining Cumulative Withdrawal Value in a single Cumulative Withdrawal payment, Lifetime Plus Payments stop, and the Lifetime Plus Benefit and the Base Contract terminate as of the Business Day you took the Excess Withdrawal.

            On or after the Benefit Date, you cannot terminate your Lifetime Plus Payments except by:
            (a)taking an Excess Withdrawal of the entire remaining Contract Value; or
            (b)requesting Annuity Payments under a Full Annuitization based on the greater of the entire remaining Contract Value or the Cumulative Withdrawal Value.  The Annuity Payments must meet the minimum shown on the Contract Schedule.
THE BENEFIT You can only access the Benefit Base by taking single or joint Lifetime Plus Payments.
BASE
            On the Benefit Date, the Benefit Base is equal to the greatest of:
            (a)the Contract Value; or
            (b)the Quarterly Anniversary Value; or
            (c)the 5% Annual Increase.

            After the Benefit Date, we no longer calculate the Quarterly Anniversary Value or the 5% Annual Increase, and they cease to exist.

S40742-NY02                             5

-----------------------------------
 LIFETIME PLUS BENEFIT (CONTINUED)
-----------------------------------

AUTOMATIC  Beginning on the Benefit Date, your Lifetime Plus Payment only increases through the automatic annual payment increase
ANNUAL     feature.  We apply any annual payment increase on each Benefit Anniversary after the Benefit Date.  Annual Payment
PAYMENT    increases are only available before the older Covered Person's 91st birthday.
INCREASES
TO THE     There are two ways an Automatic Annual Payment Increase can occur:
LIFETIME
PLUS       On each Benefit Anniversary, if you took the entire annual maximum Lifetime Plus Payment during the previous year (either
PAYMENTS   as Lifetime Plus Payments or Cumulative Withdrawals), you receive an increase to your Lifetime Plus Payment if the
           Contract Value on the current Benefit Anniversary is greater than the Contract Value from the previous Benefit
           Anniversary.  If the Contract Value has increased we calculate the percentage of growth between these two Contract Values and increase your annual maximum Lifetime Plus Payment by this percentage.

           On each Benefit Anniversary, regardless of whether or not you took the entire annual maximum Lifetime Plus Payment during the previous year, you receive an increase to your Lifetime Plus Payment if the age-based payment percentage for the current age of the Covered Person, or younger Covered Person in the case of joint Lifetime Plus Payments, multiplied by the Contract Value on the current Benefit Anniversary results in a higher annual maximum Lifetime Plus Payment.

           If you requested a dollar amount that is less than the maximum Lifetime Plus Payment, any automatic annual payment increase does not increase the actual Lifetime Plus Payment.  If you requested a percentage of less than 100% of the maximum Lifetime Plus Payment, any automatic annual payment increase increases the actual Lifetime Plus Payment, but does not increase the requested percentage.

           Automatic annual payment increases are no longer available on or after the Business Day your Contract Value is reduced to zero.

           If we apply an annual payment increase to your annual maximum Lifetime Plus Payment, we reserve the right to change the additional M&E Charge for the Lifetime Plus Benefit on every fifth Benefit Anniversary.  We can only make this change 60 days after any fifth Benefit Anniversary if you received an annual payment increase on the current Benefit Anniversary or any of the past four Benefit Anniversaries.

           If you have not received an increase to your annual maximum Lifetime Plus Payment on the current Benefit Anniversary or any of the past four Benefit Anniversaries, we do not change the additional M&E Charge for the Lifetime Plus Benefit.  If you received an increase on the current Benefit Anniversary or any of the past four Benefit Anniversaries, we change the additional M&E Charge for single or joint Lifetime Plus Payments to the additional M&E Charge that is in effect for a newly issued contract as of the most recent fifth Benefit Anniversary if we are still offering the Lifetime Plus Benefit.
           We make this change only if this new M&E charge differs from the current additional M&E Charge you are paying.  However, if we are no longer offering the Lifetime Plus Benefit we reserve the right to declare a new additional M&E charge.

           We make any change as of the 60th day after the most recent fifth Benefit Anniversary, or on the next Business Day if the
           60th day is not a Business Day. If we change the additional M&E Charge, we also adjust the number of Accumulation Units so that the Contract Value on the 60th day remains the same.

           If this change decreases the additional M&E Charge for the Lifetime Plus Benefit, then we make the change and send you a confirmation letter.

S40742-NY02                             6

-----------------------------------
 LIFETIME PLUS BENEFIT (CONTINUED)
-----------------------------------

AUTOMATIC   If this change increases the additional M&E Charge for the Lifetime Plus Benefit, then we send you written notice of the
ANNUAL      intended increase and provide you at least a 30-day notice period to decline the increase. If you decline the increase:
PAYMENT     (a)you no longer receive annual payment increases to your annual maximum Lifetime Plus Payments; and
INCREASES   (b)your annual maximum Lifetime Plus Payment amount equals the annual maximum amount that we established on the most
TO THE         recent fifth Benefit Anniversary.  Your annual maximum Lifetime Plus Payments do not change until the Lifetime Plus
LIFETIME       Benefit terminates, unless you take an Excess Withdrawal.
PLUS
PAYMENTS    If you do not decline the increase during the 30-day notice period, we increase the additional M&E Charge for the
(CONTINUED) Lifetime Plus Benefit.  We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments shown on the Contract Schedule.

--------------------
 ANNUITY PROVISIONS
--------------------

ANNUITIZATION If you take a Partial Annuitization of the Base Contract at any time before the latest Income Date specified in Base
              Contract, we determine your Annuity Payments in accordance with the terms of the Base Contract.  If you take a Full
              Annuitization of the Base Contract at any time before the latest Income Date specified in the Base Contract, we determine your Annuity Payments based on the greater of the Contract Value or the Cumulative Withdrawal Value.  We do
              not use the Benefit Base for Lifetime Plus Payments in determining any Annuity Payments.

              If on the latest Income Date specified in the Base Contract, or on such subsequent date as may be authorized by us at our discretion, you have begun receiving Lifetime Plus Payments, your Contract Value is positive and you choose to take fixed Annuity Payments as a Full Annuitization of the Base Contract under either Annuity Option 1 or 3, we make the following guarantees. However, if on the latest Income Date you select any other Annuity Option, or if you choose variable Annuity Payments, the guarantees listed below for Annuity Options 1 and 3 will not apply. You will not be required to take a Full Annuitization on the latest Income Date if your Contract Value has been reduced to zero.

              If you selected single Lifetime Plus Payments and you choose ANNUITY OPTION 1 - LIFE ANNUITY where the sole Annuitant is the sole Covered Person, then the fixed Annuity Payments will be equal to the greatest of:
              (a)the Option 1 annual payment based on the terms of the Base Contract; or
              (b)the Option 1 annual payment based on the Cumulative Withdrawal Value; or
              (c)the current annual maximum Lifetime Plus Payment available to you.

              If you selected joint Lifetime Plus Payments and you choose ANNUITY OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY
              with payments to continue at a level of 100% to the surviving Joint Annuitant and both Joint Annuitants are the Joint
              Covered Persons, then the fixed Annuity Payments will be equal to the greatest of:
              (a)the Option 3 annual payment based on the terms of the Base Contract; or
              (b)the Option 3 annual payment based on the Cumulative Withdrawal Value; or
              (c)the current annual maximum Lifetime Plus Payment available to you.

              In addition, if on the latest Income Date the current annual maximum Lifetime Plus Payment is greater than the fixed
              Annuity Payments based on the terms of the Base Contract, we send you any remaining Cumulative Withdrawal Value.

              The Annuity Payments must meet the minimum shown on the Contract Schedule.

              An annuitization as referred to in the above paragraphs shall result in the termination of the death benefit.

S40742-NY02                             7

-----------------------------
 QUARTERLY ANNIVERSARY VALUE
-----------------------------

QUARTERLY    We only calculate the Quarterly Anniversary Value before the older Covered Person's 91st birthday and before the
ANNIVERSARY  Benefit Date.  If you have not begun receiving Lifetime Plus Payments before the older Covered Person's 91st birthday,
VALUE        the Quarterly Anniversary Value ceases to exist and the Lifetime Plus Benefit is no longer available to you.

             If the Rider Effective Date is the Issue Date, the Quarterly Anniversary Value on the Issue Date is equal to the
             Purchase Payment received on the Issue Date.

             If the Rider Effective Date occurs after the Issue Date, the Quarterly Anniversary Value on the Rider Effective Date is
             equal to the Contract Value on that date.

             On each Business Day we:
             (a)increase the Quarterly Anniversary Value by the amount of any additional Purchase Payments received that day, and
             (b)reduce the Quarterly Anniversary Value proportionately by the percentage of Contract Value applied to a Partial
                Annuitization or Contract Value withdrawn that day, including any withdrawal charge.

             We then process any increase or decrease to the Quarterly Anniversary Value due to an additional Purchase Payment received on that Quarterly Anniversary, or a Partial Annuitization or withdrawal taken on that Quarterly Anniversary, after we do the following calculation.  On each Quarterly Anniversary, the Quarterly Anniversary Value is equal to the greater of its value on the immediately preceding Business Day, or the Contract Value as of that Quarterly Anniversary.

--------------------
 5% ANNUAL INCREASE
--------------------

5%       We only calculate the 5% Annual Increase before the older Covered Person's 91st birthday and before the Benefit Date.  If
ANNUAL   you have not begun receiving Lifetime Plus Payments before the older Covered Person's 91st birthday, the 5% Annual Increase
INCREASE ceases to exist, and the Lifetime Plus Benefit is no longer available to you.

         IF THE RIDER EFFECTIVE DATE IS THE ISSUE DATE and there are no resets to the 5% Annual Increase, then the 5% Annual
         Increase on the Issue Date is the Purchase Payment received on the Issue Date.

         On each Business Day after the Issue Date we:
         (a)increase the 5% Annual Increase by the amount of any additional Purchase Payments received that day; and
         (b)reduce the 5% Annual Increase proportionately by the percentage of Contract Value applied to a Partial Annuitization or
            Contract Value withdrawn that day, including any withdrawal charge.

         On each Contract Anniversary after the Issue Date we process any increase or decrease to the 5% Annual Increase due to a
         Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

         On the first Contract Anniversary, the 5% Annual Increase is equal to:
         a + (0.05 x b) , where:
           a = the 5% Annual Increase as of the immediately preceding Business Day.
           b = Total Purchase Payments received within 90 days of the Issue Date.  We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or Contract Value withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

S40742-NY02                             8

--------------------------------
 5% ANNUAL INCREASE (CONTINUED)
--------------------------------

5% ANNUAL   On the second and later Contract Anniversaries, the 5% Annual Increase is equal to:
INCREASE    c + (0.05 x d), where:
(CONTINUED)   c = the 5% Annual Increase as of the immediately preceding Business Day.
              d = Total Purchase Payments received more than one year ago and at most 11 years ago.  We reduce each of these
                  Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or
                  Contract Value withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.  Because the Lifetime Plus Benefit was selected at issue and there was no reset to the 5%
                  Annual Increase, on the 11[th] Contract Anniversary only, we exclude Purchase Payments received within 90 days of the Issue Date.

            IF THE RIDER EFFECTIVE DATE OCCURS AFTER THE ISSUE DATE OR THERE IS A RESET TO THE 5% ANNUAL INCREASE, then the 5%
            Annual Increase on the Rider Effective Date or on a reset anniversary, as applicable, is the Contract Value as of the
            Rider Effective Date or as of a reset anniversary, as applicable.

            On each Business Day that occurs after the Rider Effective Date or after a reset anniversary, as applicable, we:
            (a)increase the 5% Annual Increase by the amount of any additional Purchase Payments received that day; and
            (b)reduce the 5% Annual Increase proportionately by the percentage of Contract Value applied to a Partial Annuitization or Contract Value withdrawn that day, including any withdrawal charge.

            On each Contract Anniversary that occurs after the Rider Effective Date or after a reset anniversary, as applicable, we process any increase or decrease to the 5% Annual Increase due to a Purchase Payment received that day, or a Partial
            Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

            On the first Contract Anniversary that occurs after the Rider Effective Date or after a reset anniversary, as applicable, the 5% Annual Increase is equal to:
            a + (0.05 x b) , where:
              a = the 5% Annual Increase as of the immediately preceding Business Day.
              b = The Contract Value as of the Rider Effective Date or reset anniversary, as applicable.  We reduce the Contract
                  Value as of the Rider Effective Date or reset anniversary, as applicable, by the percentage of Contract Value applied to a Partial Annuitization or Contract Value withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since the Rider Effective Date or reset anniversary, as applicable.

            On the second and later Contract Anniversaries that occur after the Rider Effective Date or after a reset anniversary, as applicable, the 5% Annual Increase is equal to:
            c + (0.05 x d), where:
              c = the 5% Annual Increase as of the immediately preceding Business Day.
              d = the Contract Value as of the Rider Effective Date or reset anniversary, as applicable, plus total Purchase
                  Payments received more than one year ago and at most 11 years ago, but after the Rider Effective Date or reset anniversary, as applicable. We reduce the Contract Value as of the Rider Effective Date or reset anniversary, as applicable, by the percentage of Contract Value applied to a Partial Annuitization or Contract Value withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since the Rider Effective Date or reset anniversary, as applicable.  We reduce each of these Purchase Payments proportionately by the percentage of
                  Contract Value applied to a Partial Annuitization or Contract Value withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

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



--------------------------------
 5% ANNUAL INCREASE (CONTINUED)
--------------------------------

RESETTING  On each Contract Anniversary before the older Covered Person's 81st birthday and before the Benefit Date, we
THE 5%     automatically reset your 5% Annual Increase to equal the Contract Value if that amount is greater than the 5% Annual
ANNUAL     Increase on the Contract Anniversary.  We call this Contract Anniversary the reset anniversary.
INCREASE
           If you receive an automatic reset, we reserve the right to change the additional M&E Charge for the single or joint
           Lifetime Plus Benefit to the additional M&E Charge that is in effect for a newly issued Contract as of the reset anniversary if we are still offering the Lifetime Plus Benefit.  We make this change only if this new M&E Charge differs from the current additional M&E Charge you are paying.  However, if we are no longer offering the Lifetime Plus Benefit we reserve the right to declare a new additional M&E Charge.  We do not change the additional M&E Charge for the Lifetime
           Plus Benefit if you have not received a reset to the 5% Annual Increase during the previous Contract Year.

           We make any change as of the 60th day after the reset anniversary or on the next Business Day if the 60th day is not a
           Business Day.  If we change the additional M&E Charge, then we also adjust the number of Accumulation Units so that the
           Contract Value on the 60th day remains the same.

           If this change decreases the additional M&E Charge for the Lifetime Plus Benefit, then we make the change and send you a confirmation letter.

           If this change increases the additional M&E Charge for the Lifetime Plus Benefit, then we send you written notice of the intended increase and provide you at least a 30-day notice period to decline that increase.

           If you do not decline the increase during the 30-day notice period, we increase the additional M&E Charge for the
           Lifetime Plus Benefit.   We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule.

           If you decline the increase, you retain all previous resets to the 5% Annual Increase, but you are no longer eligible to receive automatic resets.  If you decline the increase before the older Covered Person's 81[st] birthday and before the
           Benefit Date, you can request that we manually reset the 5% Annual Increase to equal the Contract Value.

           You can request a manual reset within 30 days following a Contract Anniversary by completing the appropriate form.  We process your manual reset request as of the immediately preceding Contract Anniversary after your request is received in good order at our Service Center.  We call this Contract Anniversary the reset anniversary.  If the reset anniversary does not occur on a Business Day, we process your request on the next Business Day.

           When we process your manual reset request, we change the 5% Annual Increase to equal the Contract Value as of the reset anniversary.

           If you request a manual reset to the 5% Annual Increase, we reserve the right to change the additional M&E charge for the single or joint Lifetime Plus Benefit to the additional M&E charge that is in effect for a newly issued Contract as of the reset anniversary if we are still offering the Lifetime Plus Benefit.  We make this change only if this new M&E charge differs from the current additional M&E Charge you are paying.  However, if we are no longer offering the Lifetime
           Plus Benefit we reserve the right to declare a new additional M&E charge.

           We change the additional M&E Charge on the 30th day following the reset anniversary, or the next Business Day if the 30th day is not a Business Day.  We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule.  If we change the additional M&E Charge, then we also adjust the number of Accumulation Units so that the Contract Value on the 30th day remains the same.

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



--------------------------------
 5% ANNUAL INCREASE (CONTINUED)
--------------------------------

RESETTING THE 5% ANNUAL INCREASE (CONTINUED) You cannot request a manual reset to the 5% Annual Increase:
                                             (a)on or after the older Covered Person's 81st birthday;
                                             (b)on or after the Benefit Date that you begin receiving Lifetime Plus Payments;
                                             (c)on or after the Income Date that you take a Full Annuitization; or
                                             (d)if the Contract Value is less than the 5% Annual Increase on the reset anniversary.

--------------------
 GENERAL PROVISIONS
--------------------

REMOVING    After the Rider Effective Date, you can remove the Lifetime Plus Benefit Rider from the contract at any time before
THE         the Benefit Date.  You can request the removal of the rider within 30 days before a Contract Anniversary by completing
LIFETIME    the appropriate form.  We process your request on the Contract Anniversary, or on the next Business Day if the
PLUS        Contract Anniversary is not a Business Day, that occurs immediately after we receive your request in good order at our
BENEFIT     Service Center. We call this date the Rider Termination Date and it is shown on the Contract Schedule Addendum.
RIDER FROM
YOUR        If you remove the Lifetime Plus Benefit from your contract, we no longer assess the additional M&E Charge for the
CONTRACT    Lifetime Plus Benefit as of the Rider Termination Date.  Because we decrease the M&E Charge, we adjust the number of
            Accumulation Units so that the Contract Value on the Rider Termination Date remains the same.

            If you remove the Lifetime Plus Benefit from the contract, then it is no longer available for future selection.
     CONDITIONS FOR         Before the Benefit Date, the Lifetime Plus Benefit terminates upon the earliest of the following.
     TERMINATION OF THE     (a)The Rider Termination Date if you remove the Lifetime Plus Benefit from the contract.
     LIFETIME PLUS BENEFIT  (b)The date of death of all Covered Persons.
                            (c)The older Covered Person's 91st birthday.
                            (d)The Business Day before the Income Date that you take a Full Annuitization.
                            (e)The Business Day we process your request for a full withdrawal.
                            (f)The Business Day that the Base Contract terminates.

                            On or after the Benefit Date that you begin receiving Lifetime Plus Payments, the Lifetime Plus
                            Benefit terminates upon the earliest of the following.
                               (a)The Business Day you take an Excess Withdrawal of the entire Contract Value.  If you take an
                                 Excess Withdrawal that reduces Lifetime Plus Payments to a level where we are unable to structure the Lifetime Plus Payment so that it is at least the minimum shown on the Contract Schedule, you must take an Excess Withdrawal of the entire Contract Value.
                               (b)The Business Day before the Income Date that you take a Full Annuitization.
                               (c)For single Lifetime Plus Payments where the contract is solely owned or owned by a non-
                                 individual, the date of death of the Covered Person.
                               (d)For single Lifetime Plus Payments where the contract is jointly owned and the Joint Owners are not spouses, the date of death of any Joint Owner.
                               (e)For single Lifetime Plus Payments where the contract is jointly owned by spouses, the date of death of any Joint Owner unless the surviving spouse is the Covered Person and continues the contract. If the surviving spouse who is also the Covered Person continues the contract, the
                                 Lifetime Plus Benefit terminates on the date of death of the Covered Person.
                               (f)For joint Lifetime Plus Payments, the date of death of both Covered Persons. If upon the death of one Covered Person, the surviving spouse, who is also a Covered Person, selects to receive the death benefit, then Lifetime Plus Payments stop and the Lifetime Plus Benefit terminates as of the end of the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.
                               (g)The Business Day that the Base Contract terminates.

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



--------------------------------
 GENERAL PROVISIONS (CONTINUED)
--------------------------------

RIDER CHARGE The additional M&E Charge for this rider is shown on the Contract Schedule.


In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                         ALLIANZ LIFE INSURANCE COMPANY
                                  OF NEW YORK
           [                                                    ]
                  [J. Terry Griffith]             [Gary Bhojwani]
                    [Secretary]
           [President]


S40742-NY02                             12